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Whitestone REIT (“Whitestone”)

(Name of Registrant as Specified in its Charter)

KBS SOR Properties LLC

KBS SOR (BVI) Holdings, Ltd.

KBS Strategic Opportunity Limited Partnership

KBS Strategic Opportunity REIT, Inc.

KBS Capital Advisors LLC

Keith D. Hall

Peter McMillan III

Kenneth H. Fearn, Jr.

David E. Snyder

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Letter to our Fellow Shareholders Fellow shareholders of Whitestone REIT, our company, KBS Strategic Opportunity REIT, Inc., and our external advisor, KBS Capital Advisors, LLC, have been working diligently for some time to uncover and highlight the opportunities we see to create value and more effectively manage risk for Whitestone REIT on a going forward basis. Many of the opportunities we are excited about relate to management deficiencies around operating performance, corporate governance, and executive compensation policies. It is our view that the Whitestone Board and Whitestone management have been complacent with our collective capital and trust, and that now is the time to hold them accountable. As you consider voting your proxy card, we ask that you review our presentation as a comparative to the presentation that management put in front of you regarding their portfolio positioning, performance track record, and forward-looking goals. The conclusion we believe you will come to is that the Board and management have been asleep at the wheel for quite some time and have made decisions that favor short-term benefits at the expense of longer-term sustainability. As a seasoned real estate investor and operator, KBS has the experience and judgement to look through the noise and get to the truth. Our firm has no interest in taking over management of Whitestone, acquiring any of its assets, or otherwise pursuing an agenda that diverges from shareholder’s collective interests. As a 9.61% owner of Whitestone, we simply want to see our investment value maximized. Through this presentation, we hope that you find our information, insights, and recommendations to be thoughtful, credible, feasible to address, and valuable to all shareholders. Thank you, Peter McMillan Chairman of the Board and President KBS Strategic Opportunity REIT, Inc. 1

Whitestone REIT: A Better Way To Enhance Shareholder Value Vote the BLUE Proxy Card 2

Disclaimer This presentation is for discussion and general informational purposes only and written without regards to the specific investment objective, financial situation, suitability, or the particular need of any specific person who may receive this presentation, and should not be taken as advice regarding any investment decision. This presentation is not an offer to sell or the solicitation of an offer to buy shares in KBS Strategic Opportunity REIT, Inc., or any other program sponsored or advised by KBS Capital Advisors, LLC, or its affiliates (collectively, “KBS”). The views expressed herein represent the opinions of KBS, and are based on publicly available information. Certain financial information and data used herein have been derived or obtained from public filings, including filings made by Whitestone REIT (“Whitestone”) with the Securities and Exchange Commission (“SEC”), and other sources. No warranty is made that the data or information herein, whether derived or obtained from filings made with the SEC or from any other source, is accurate. Various statements in this presentation, including those that express a belief, expectation, or intention, as well as those that are not statements of historical fact, are forward-looking statements. Forward -looking statements are generally accompanied by words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “project,” “likely,” “unlikely,” “possible,” “potential,” “should” or other words that convey the uncertainty of future events or outcomes. The forward-looking statements in this presentation speak only as of the date of this presentation. KBS disclaims any obligation to update these statements (unless required by applicable law), and cautions readers not to rely on them unduly. KBS has based these forward-looking statements on current expectations and assumptions about future events. While KBS considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond KBS’s control. No forward-looking statement can be guaranteed and actual outcomes may differ materially from those predicted. KBS has neither sought nor obtained the consent of Institutional Shareholder Services (“ISS”) or Green Street Advisors, LLC, (“Green Street”) to use any statements or information indicated herein. Any such statements or information should not be viewed as indicating the support of ISS or Green Street for the views expressed herein. Neither KBS, its affiliates, nor their respective directors, officers, employees, shareholders, members, partners, managers or advisors will be responsible or have any liability to any person in relation to the distribution or possession of this presentation in any jurisdiction. Neither KBS, its affiliates, nor their respective directors, officers, employees, shareholders, members, partners, managers or advisors will be responsible or have any liability for any misinformation, errors or omissions contained in any SEC filing, any third party report or this presentation. KBS reserves the right to change any of its opinions expressed herein at any time as it deems appropriate. This presentation does not recommend the purchase or sale of any security. Under no circumstances is this presentation to be used or considered as an offer to sell or a solicitation of an offer to buy any security. 3

Table of Contents 1. Portfolio and Operating Performance 2. Shareholder Return Analysis 3. Corporate Governance 4. Executive Compensation 5. Appendix 5 10 20 24 32 4

Portfolio and Operating Performance 5

Op Source: SNL, Bloomberg and Public Filings (1)Average Base Rent per square foot (PSF), or the components therein, are reported in the companies each public filings for the fiscal year ended 2017 (2)Real Estate Margins are computed by dividing total real estate revenue into total real estate Net Operating Income (NOI) (3)Peer Set average is derived using a weighted average calculation of the results based on total area of the peer companies for Average Base Rent PSF and Occupancy, and based on enterprise values for Operating Margins. Total area as of the end of the period as reported by SNL and enterprise value as of the end of the period as reported by Bloomberg The figures reported for WSR only include the core retail portion of the portfolio (“Whitestone” only) Peer Set includes WSR, REG, WRI, ROIC, CDR, FRT, UE, BFS, RPT, UBA, RPAI, KRG, AKR, BRX, KIM, DDR, WHLR FY 2013/2014 excludes UE and FY 2012 excludes UE and BRX because these companies were not publicly-traded at that time Operating Performance of Core Portfolio Base Rents - Occupancy - Margins Looking at Whitestone’s portfolio-level rents, one might be tempted to conclude that Whitestone has been effective at operating its retail portfolio. However, with the fourth-lowest operating margin among all strip center REITs, there is clearly an issue. The problem is that the portfolio is operating at the lowest occupancy rate among its strip center peers. Why isn’t improving margins, vis-à-vis increasing occupancy, part of management’s stated goals? This is one of the simplest, most feasible ways to create meaningful value for shareholders. 91% 91% 92% 93% 93% 93% 93% 93% 94% 94% 95% 95% 95% 96% 96% 96% 97% WSR RPAI BRX WHLR CDR RPT DDR UBA KRG BFS WRI FRT AKR KIM REG UE ROIC Occupancy Peer Set(3) 94% $10 $12 $14 $14 $16 $16 $16 $18 $19 $18 $20 $20 $20 $21 $23 $25 $27 WHLR BRX CDR RPT KIM DDR KRG WSR RPAI UE BFS WRI ROIC REG AKR UBA FRT Average Base Rent PSF(1) Peer Set(3) $17.15 66% 67% 67% 68% 68% 69% 69% 70% 72% 71% 73% 73% 74% 74% 75% 75% 76% UBA UE WRI WSR FRT AKR RPAI CDR RPT DDR WHLR KIM KRG REG ROIC BRX BFS Operating Margins(2) Peer Set(3) 72% Operating Performance of Core Retail Portfolio (excl. Pillarstone and development assets) 6

Source: Whitestone REIT 2017 10-K and 2013 10-K, Green Street Advisors (1)Excludes renovated properties Operating Performance of Core Portfolio Rent Growth Real estate operators constantly evaluate their strategies as it relates to managing the balance of rent and occupancy. Whitestone has achieved above-market rent growth in two of their three primary markets. However, looking back at the twenty three properties Whitestone has owned since 2013, thirteen of them have experienced negative changes in occupancy. Is management sacrificing occupancy to push rents? Is that the right strategy at a time when the retail sector is experiencing accelerating weakness? -30% -20% -10% 0% 10% 20% 30% Rent Growth (Effective Rent Per Leased SF(1), 2013 - 2017) Dallas Houston Phoenix Change in Occupied SF -8% -6% -4% -2% 0% 2% 4% 6% 8% 10% 12% 14% Phoenix Houston Dallas Total Rent Growth Market Rent Growth Change in Occupied SF Market Rent Growth 7

Source: Whitestone REIT 2017 10-K and earnings transcripts, SNL, ScanUS Operating Performance of Core Portfolio Demographics Whitestone’s portfolio is a true barbell, comprised of assets in wealthier suburban areas and more dense blue-collar areas. Management comments promote an ambition to own “the best properties in the highest-quality neighborhoods,” but these statements are inconsistent with the existing portfolio. Does management want to continue owning a large number of small, unanchored community centers, or do they plan on buying more large, high-end mixed-use properties like BLVD Place? Is such a strategy wise, or even possible, with the existing high-dividend policy? AATWSR BRX DDR FRT KIM REG ROIC RPAI UE WRI $30,000 $40,000 $50,000 $60,000 $70,000 $80,000 $90,000 $100,000 $110,000 $120,000 $130,000 0 50,000 100,000 150,000 200,000 250,000 300,000 Median Household Income Population Whitestone Property Demographics (3-Mile Radius, Scaled by Acquisition Price) Pre 2015 2015+ REIT Average BLVD Place “We seek to support our tenant’s businesses and long-term success by creating the best properties in the highest-quality neighborhood, that produce customer traffic 18 hours a day.” James C. Mastandrea, Chairman & CEO Whitestone 8

Operating Performance of Core Portfolio “Barbell” Portfolio Management’s communications with shareholders focus on the properties they want investors to believe comprise the entire portfolio. However, digging deeper it is obvious this isn’t the case as there are numerous lower-quality properties. This “barbell” portfolio strategy is inconsistent with the statement that management focuses on “the best properties in the highestquality neighborhood,” and begs the question as to what the company’s real strategy and core competencies are. High-Quality Properties Lower-Quality Properties 9

Shareholder Return Analysis 10

Shareholder Return Analysis

Total Return Performance

KBS | Strategic Opportunity REIT

While Whitestone's total return profile is comparable to the strip center average, Whitestone's share price today is **lower** than the price it listed at in 2010. Therefore, more than all of the return has come from dividends, while share price appreciation has been negative. Dividend income represents more of Whitestone's total returns than is the case for any other strip center REIT over this time frame. As shown on subsequent slides, the dividend level is not supported by operations and is unsustainable.

Total Return Index of Whitestone vs. NAREIT Shopping Center Index
(Indexed at 100)


WSR Share Price Return Only
NAREIT Shopping Center Index
WSR Total Return
100
175
165
92
Aug-10 Oct-10 Dec-10 Feb-11 Apr-11 Jun-11 Aug-11 Oct-11 Dec-11 Feb-12 Apr-12 Jun-12 Aug-12 Oct-12 Dec-12 Feb-13 Apr-13 Jun-13 Aug-13 Oct-13 Dec-13 Feb-14 Apr-14 Jun-14 Aug-14 Oct-14 Dec-14 Feb-15 Apr-15 Jun-15 Aug-15 Oct-15 Dec-15 Feb-16 Apr-16 Jun-16 Aug-16 Oct-16 Dec-16 Feb-17 Apr-17 Jun-17 Aug-17 Oct-17 Dec-17 Feb-18 Apr-18

While Whitestone achieved total returns within the middle range of peers, virtually all of it stemmed from dividends paid over time

Dividend Return vs. Price Return


Dividend Return
Share Price Return
Total Return
DDR CDR KRG KIM BFS UBA WSR AKR FRT WRI REG ROIC
-2% 0% 34% 34% 52% 59% 66% 77% 84% 98% 107% 142%

Source: Bloomberg
Note: Total return figures as of 8/25/2010 and are displayed monthly until 4/10/2018

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Source: Bloomberg (1)KBS’s Schedule 13D Filing was after-market hours on 6/12/2017 (2)WSR 4Q17 Earnings Release is as of 3/1/2018 (3)Today is as of 4/10/2018 Shareholder Return Analysis Total Return Performance KBS Strategic Opportunity REIT’s Schedule 13D filing on 6/13/2017 was followed by a jump in Whitestone’s share price, potentially indicating that the market believes that there may be real upside in the share price if investors and the Board can force discipline on management. In the face of recently missed earnings, and a significant decline in share price, it is clear that management discipline is in order. Total Return Index of Whitestone REIT vs. Strip Center REITs ... -43% -23% -20% -19% -17% -17% -16% -14% -12% -12% -11% -10% -9% -8% -7% -4% 5% WHLR CDR KIM KRG BRX BFS ROIC AKR UE DDR WRI UBA FRT RPT REG RPAI WSR ...From the Day After KBS’s 13D Filing(1) Until the Day Prior to WSR 4Q17 Earnings Release(2) -30% -14% -3% -3% -2% -2% -2% 0% 0% 0% 1% 1% 1% 1% 3% 8% 13% WHLR WSR KIM BRX DDR UE RPAI AKR BFS CDR FRT REG KRG ROIC WRI RPT UBA ...From the Day Of WSR 4Q17 Earnings Release(2) Until Today(3) 12

Source: SNL and Bloomberg (1)Consensus Net Asset Value per share is the “Mean Consensus NAV per share” as reported by SNL (2)The observed share price is the security’s price at end of trading day as reported by Bloomberg (3)The follow-on offerings are as reported by SNL Note: The time period of the analysis is as of 10/5/2010, as this is the first reported NAV consensus estimate Shareholder Return Analysis Capital Allocation When a company issues equity at times when its share price implies a value below the underlying value of its real estate, it is effectively selling assets for less than they are worth. When this happens, shareholders suffer permanent value loss. In addition, routinely issuing value-destructive equity signals to the market that management either doesn’t understand capital allocation or they are focused on the wrong things. Since executing its listing, Whitestone has issued roughly $392 million of secondary shares at Net Asset Value discounts ranging from 2% to 18%, which represents a significant amount of value loss to shareholders. It seems this was done with the sole purpose of fulfilling management’s ill-conceived growth prospects and performance bonus targets. $0 $2 $4 $6 $8 $10 $12 $14 $16 $18 $20 Oct-10 Apr-11 Oct-11 Apr-12 Oct-12 Apr-13 Oct-13 Apr-14 Oct-14 Apr-15 Oct-15 Apr-16 Oct-16 Apr-17 Oct-17 Apr-18 Consensus Net Asset Value/Share(1) & Observed Share Price(2) vs. Follow-on Offerings(3) Premium to NAV Discount to NAV NAV / Share Share Price Whitestone shares have consistently traded at a discount to the estimated underlying consensus value of the real estate Follow-On Offerings $64m $62m $62m $50m $11m $16m $4m $104m $2m 0 13folio and Operating Performance Portfolio and Operating Performance Portfolio and Operating Performance

Source: Bloomberg (1)Net Debt-to-EBITDA metrics are derived from Bloomberg at the end of the fiscal year (2)Peer average is derived using a weighted average calculation of the results based on the peer companies’ enterprise values at the end of each period
Peer Set includes WSR, REG, WRI, ROIC, CDR, FRT, BFS, RPT, UBA, RPAI, KRG, AKR, BRX, KIM, DDR, UE and excludes WHLR because of insufficient data FY 2012/2013/2014 excludes UE as the company was not publicly-traded and FY 2017 excludes UBA as the Company had not yet reported this metric for the period Shareholder Return Analysis Debt-to-EBITDA Metrics A REIT’s debt-to-EBITDA ratio is one way to gauge the health of its balance sheet. At approximately 10.9x, Whitestone’s debtto- EBITDA is among the highest (i.e., most risky) in the strip center sector. A debt-to-EBITDA ratio of 10.9x is highly concerning, particularly for retail real estate owners as they are already operating in an increasingly challenging business environment. The fact that management believes its balance sheet is “positioned for growth” is preposterous. 10.9x 7.6x 0.0x 2.0x 4.0x 6.0x 8.0x 10.0x 12.0x 14.0x 2012Y 2013Y 2014Y 2015Y 2016Y 2017Y Net Debt-to-EBITDA(1) Whitestone vs. Peer Set FY-2012 To FY-2017 Whitestone REIT Peer Average(2) 4.4x 6.0x 6.0x 6.2x 6.4x 6.5x 7.0x 7.0x 7.5x 7.8x 7.9x 8.9x 10.9x 11.6x 16.0x UE FRT WRI REG RPT RPAI KRG BRX
KIM ROIC CDR BFS WSR AKR DDR Net Debt to EBITDA(1) FY-2017 “Key Investment Highlights: Flexible Capital Structure Positioned for Growth” June 2017 | Whitestone Investor Presentation, Page 5 14

Shareholder Return Analysis

Net Leverage

Whitestone's net leverage is currently in the mid-50% range, which is significantly higher than the 36% average maintained by its REIT peers. As most strip center REITs have reduced leverage throughout the real estate recovery, Whitestone has levered up. Moreover, Whitestone's leverage exposes shareholders to significant risk in the event of a market downturn and economic weakness, which it has not had to face since its listing.

Whitestone Historical Net Leverage[1]
FY-2011 To FY-2017


45.3%
45.2%
45.0%
52.9%
55.1%
55.3%
54.4%
2011FY
2012FY
2013FY
2014FY
2015FY
2016FY
2017FY

Entity Net Leverage[1]
as of FY-2017


UBA 23%
REG 26%
FRT 27%
BFS 31%
WRI 33%
KIM 34%
RPAI 35%
UE 35%
AKR 37%
ROIC 40%
CDR 43%
RPT 43%
KRG 45%
BRX 45%
DDR 46%
WSR 55%

Source: SNL

[1]Net Leverage is estimated by dividing total liabilities less cash into total assets less cash for the period end

Total liabilities and cash are as of the end of each period

Total assets is calculated using the "Mean Consensus NAV per share" at the end of each period, multiplied by total diluted shares (including OP units)

Peer Set includes WSR, REG, WRI, ROIC, CDR, FRT, BFS, RPT, UBA, RPAI, KRG, AKR, BRX, KIM, DDR, UE and excludes WHLR because of insufficient data

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Source: SNL (1)Dividend yields are expressed as of current pricing as of 4/10/2018, as reported by SNL (2)Total return figures for Whitestone and the Peer Set are annualized for the period 8/25/2010 to 4/10/2018 Peer Set includes WSR, REG, WRI, ROIC, CDR, FRT, UE, BFS, RPT, UBA, RPAI, KRG, AKR, BRX, KIM, DDR Shareholder Return Analysis Dividend Yields At nearly 11%, Whitestone’s dividend yield is the highest in the strip center sector, where the average is approximately 6.0%. As investors, we appreciate earning healthy returns. However, Whitestone is mortgaging its future to pay an outsized dividend today that it cannot support via property operations. 10.8% 10.2% 7.9% 7.5% 7.0% 7.0% 5.5% 5.6% 5.3% 5.0% 4.3% 4.3% 4.1% 4.1% 3.6% 3.4% WSR
DDR KRG KIM BRX RPT WRI RPAI UBA CDR ROIC AKR BFS UE REG FRT Current Dividend Yields(1) WSR: 10.8% Yield 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% Current Dividend Yields(1) Annualized Total Return(2) Current Dividend Yields(1) vs. Historical Total Return(2) Less is More: Companies with good capital allocation acumen are able to invest cash flow in a way that is more value accretive to shareholders over time. As such, these companies typically exhibit lower dividend yields and higher total returns. 16

Source: Bloomberg, SNL, Public Filings CAD/Share is derived by subtracting reported capital expenditure (not including development expenses) from reported core FFO/Share (1)CAD Dividend Coverage is derived by dividing dividend/share into CAD/share (2)Peer average is derived using a weighted average calculation of the results based on the peer companies’ enterprise values at the end of each period Peer Set includes WSR, REG, WRI, CDR, FRT, BFS, RPT, KRG, BRX, KIM, DDR, UE and excludes WHLR, ROIC, UBA, RPAI, AKR as these companies did not report capital expenditures consistently FY 2013 excludes UE, RPT, BRX and FY 2014 excludes UE and RPT as these companies were not publicly-traded and/or did not report capital expenditures Shareholder Return Analysis Dividend Coverage The average strip center REIT generates Cash Available for Distribution (CAD) that is nearly 1.4x its dividend. Whitestone’s CAD falls well short of covering its current dividend and is the only strip center REIT to be in such a precarious position. Alarmingly, since 2013, Whitestone has never been in a position to cover its dividend with CAD. This is likely a key reason Whitestone has taken on more debt over time. How long can this last? 81% 138% 0% 20% 40% 60% 80% 100% 120% 140% 160% 180% 2013Y 2014Y 2015Y 2016Y 2017Y CAD Dividend Coverage(1) Whitestone vs. Peer Set FY-2013 To FY-2017 Whitestone REIT Peer Average(2) 81% 103% 121% 126% 135% 137% 145% 153% 155% 165% 171% 223% WSR KIM FRT RPT WRI DDR UE REG KRG BRX BFS CDR CAD Dividend Coverage(1) FY-2017 Whitestone has not been able to fully cover its dividend payments over the five-year analysis period from a CAD coverage standpoint Coverage Threshold 100% 17

(1)CAD is derived by subtracting reported capital expenditure (not including development expenses) from reported core FFO, for the cumulative periods from 2011 to 2017
(2)Increase in Debt is the cumulative difference of reported Net Debt (as reported by SNL at period ends) differences year over year
(3)Equity Proceeds is the cumulative addition of all follow-on offerings from 2011 to 2017, as reported by SNL
(4)Net Acquisition/Disposition is the cumulative addition of all dispositions (cash flow positive) from 2011 to 2017 less the cumulative addition of all acquisitions from 2011 to 2017 as reported by SNL
Shareholder Return Analysis
Dividend Coverage (cont’d) To illustrate the dividend coverage issue further, Whitestone generated CAD of roughly $148 million between 2011 and 2017. However, dividend payments during this time were approximately $172 million, representing an approximate $25 million cash shortfall. During the same period, Whitestone issued debt and equity totaling roughly $950 million, and were net acquirers of nearly $765 million of assets. Thus, roughly $185 million of excess capital was generated, a portion of which appears to have been used to make dividend payments. The fact that Whitestone does not generate cash from operations sufficient to cover its dividends should be extremely concerning to shareholders.
$147
+$558
+$392 -$765
$172
$0
$200
$400
$600
$800
$1000
$1200
CAD(1) Increase in
Debt(2)
Equity
Proceeds(3)
Net
Acq./Disp.(4)
Net Proceeds Needed for
Dividend
$0 $20 $40 $60 $80 $100 $120 $140 $160 $180 $200 CAD(1) Dividend Deficiency Dividend Payments in Millions ? What composes the missing portion of dividends being paid? Due to a lack of sustainable cash flows needed to support dividend payments, it appears that management has been financing the remaining portion of the dividend through debt and/or equity issuances Analysis of Dividend Financing Breakout Cumulative from FY-2011 to FY-2017 18

Source: SNL and Public Filings (1) Reported G&A as of the end of the period (2)Total assets is calculated using the “Mean Consensus NAV per share” at the end of the period, multiplied by the total diluted shares (including OP units) See Appendix for peer set information Shareholder Return Analysis General & Administrative Expenses Whitestone is extremely inefficient as it relates to overhead expenses. Whitestone’s overhead burden of ~18% of total revenue is nearly 2.5x higher than both its strip center REIT peers and its peer set selected for compensation. More troubling are management goals to overcome that issue: in order to “grow out” of this excess G&A and achieve a ratio more in-line with peers (8-10%), Whitestone would need to increase its asset base by ~2x in the near future, which would be meaningfully value-destructive at the current cost of capital. $0.0bn $0.2bn $0.4bn $0.6bn $0.8bn $1.0bn $1.2bn $1.4bn $1.6bn 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 16.0% 18.0% 20.0% Total Revenue Reported G&A(1) as of Total Revenue G&A(1) as % of Total Revenue as of FY-2017 SNL Peer Set Overlap Peer Set Proxy Peer Set Higher G&A: Smaller companies typically have a relatively higher G&A burden Efficient: Larger companies are typically more efficient 7.6% 7.9% 17.7% Proxy Peer Set SNL Peer Set WSR G&A(1) as % of Total Revenue vs. Peer Sets as of FY-2017 In order to achieve the 8%-10% G&A as a % of Revenue goals, Whitestone would need to increase total assets(2) to $2.3B-$2.9B (from $1.3B today), assuming G&A expenses remain constant along with the ratio of revenue-to-total assets. WSR: 17.7% 19

Corporate Governance
20

Corporate Governance

Green Street Corporate Governance Score

KBS | Strategic Opportunity REIT

The REIT industry stacks up favorably vs. corporate America when it comes to the prevalence of key features like non-staggered boards and mitigated conflicts of interest. Over the past two decades, much of the sector's relative attractiveness is due to the majority of REITs taking steps to clean up their governance structures. Green Street Advisors developed a proprietary scoring model to quantitatively assess the attractiveness of a REIT's corporate governance profile.

Governance rankings are predicated on three key observations:

1. The center of governance in any corporation is its **board of directors**. Boards that make themselves accountable to shareholders (via annual elections) are much more likely to behave in a shareholder friendly manner. Also, boards comprised of members who have no conflicts and/or have serious "skin in the game" are more desirable.
2. Companies have numerous **anti-takeover devices** from which they can choose. The choices a company makes on this front send a strong signal about the board's attitude toward governance. It is fair to assume that boards that avail themselves of more potential anti-takeover devices are more likely to use them in a manner adverse to the interests of outside shareholders.
3. Potential **conflicts of interest** arising from divergent interests of key insiders and shareholders are viewed with a high level of skepticism.

Green Street Advisors

Average REIT Corporate Governance Scores[1]


46
50
51
53
54
54
55
59
60
60
63
64
57
59
'03
'04
'05
'06
'07
'08
'09
'10
'11
'12
'13
'14
'15
'16

[1] Green Street introduced a major methodology change in 2015 whereas Maryland REITs that have not opted out of MUTA are increasingly more penalized

Source: Green Street Advisors

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Corporate Governance

Stacking Up to Peers

KBS | Strategic Opportunity REIT

Based on Green Street's proprietary corporate governance scoring model, we estimate that Whitestone would have the lowest corporate governance score of any pure-play strip center REIT in its research coverage universe[2]. Whitestone's staggered board elections are the primary driver of this low score, but Whitestone is also below average in other areas.

Green Street Corporate Governance Scores[1] And KBS' Assessment of Whitestone

Corporate Governance Metrics	Ideal Structure	Max. Points	Strip Center REIT Avg.	Lowest (UE)	Highest (BRX)	Whitestone Estimate
Board Rating						
Non-staggered Board	Yes	30	19	5	30	0
Independent Board	80%+	5	3	3	2	5
Investment by Board Members	Large investments by members	5	4	4	5	2
Proxy Access	Yes	5	0	0	0	0
Past Conduct / Reputation (Subjective)	Track record, reputation, etc.	20	13	10	20	13*
Anti-Takeover Provisions						
Anti-Takeover Provisions	Opt-out of anti-takeover laws	7	4	2	7	2
Ownership Limits	None	5	2	0	0	0
Shareholder Rights Plan	No poison pill	10	5	5	10	5
Insider Blocking Power	No veto power	8	7	8	0	8
Conflicts of Interest						
Business Dealings with Management	None	3	3	3	3	2
Divergent Tax Basis of Insiders	None	2	1	2	2	1*
		100	60	42	79	38



BRX 79
AKR 73
REG 73
WRI 72
FRT 69
DDR 68
WSR De-Staggered Board 68
ROIC 57
RPAI 48
KIM 46
UE 42
WSR- As Is 38

Source: Green Street Advisors, KBS

[1]Corporate governance scores for the strip center REITs are based on Green Street assessment of the defined peer set

[2]Whitestone is not covered by Green Street Advisors

Peer Set includes the pure-play strip center REITs in Green Street coverage universe: UE, KIM, RPAI, ROIC, DDR, FRT, WRI, REG, AKR, BRX

*Past Conduct and Divergent Tax Basis are subjective metrics that assess track record, reputation and insider tax basis. In this analysis, average sector scores were ascribed

22

Source: Yahoo Finance
(1)ISS Governance Quality Scores as of April 1, 2018
Proxy Peer Set includes: IRET, CUZ, PSB, STAG, GPT, GOOD, RPT, CDR, OLP, ADC, BFS, MNR, UBA, WSR
SNL Peer Set includes: DDR, REG, BRX, WRI, RPAI, RPT, KIM, AKR, CDR, KRG, ROIC, UE, FRT, BFS, UBA, WSR
Corporate Governance
ISS Governance QualityScore
ISS gives Whitestone an ISS Governance QualityScore of “10” on a scale from 1 to 10, with 10 being the worst. Almost all of the companies in Whitestone’s peer groups have better scores.
ISS Governance QualityScores(1)
0
1
2
3
4
5
6
7
8
9
10
ISS QualityScore
Issuer
Proxy Peer Group
0
1
2
3
4
5
6
7
8
9
10
ISS QualityScore
Issuer
SNL Peer Group
23

Executive Compensation 24

Source: SNL, Public Filings, Bloomberg (1)Pay of Top Named Executives is the addition of Total Compensation for the CEO and up to two other top executives as reported in the proxy statements The analysis was performed for the periods from 2014 to 2017, and the results were derived using a weighted average calculation based on the peer companies’ enterprise values at the end of each period FRT reporting for 2014 included two executives; adjustments were not made as it was deemed immaterial to the broader analysis (2)Size of Company is the straight average of last four years enterprise value See Appendix for peer set information Executive Compensation Relative to Size Whitestone’s executive compensation is significantly out of line versus its strip center REIT peers. Compensation for the Company’s top three executives is roughly 3x the magnitude compared to comparably-sized strip center REITs. The dollar value of management’s compensation plan is consistent with strip center REITs that are 5-10x its size. 0.01% 0.09% 0.14% 0.16% 0.16% 0.17% 0.24% 0.31% 0.39% 0.56% 0.10% 0.22% 0.27% 0.34% 0.07% 0.07% 0.07% 0.09% 0.09% 0.13% 0.17% 0.21% 0.21% 0.22% 0.32% 0.33% 0.84% GOV PSB MNR CUZ IRET GPT STAG ADC OLP GOOD BFS RPT CDR UBA KIM DDR FRT BRX REG WRI RPAI KRG ROIC AKR WHLR UE WSR Pay of Top 3 Named Executives(1) as a Ratio to Size of Company(2) WSR $0m $2m $4m $6m $8m $10m $12m $14m $16m $18m $20m $0bn $5bn $10bn $15bn $20bn Average Four-Year Compensation(1) Size of Company(2) Pay of Top 3 Named Executives(1) vs. Size of Company(2) (FY-2014 to FY-2017) SNL Peer Set Proxy Peer Set Overlap Peer Set Same Size, Less Pay: These companies are of similar size to Whitestone, but have much smaller nominal pay packages Larger, Same Pay: These companies have pay packages in-line with Whitestone, but are much larger in size Retail Retail Retail Retail Retail Retail Retail Retail Retail Retail Retail Retail Retail Diversified Retail Retail Retail Retail Diversified Retail Industrial Diversified Diversified Office Industrial Diversified Office SNL Peer Set Overlap Peer Set Proxy Peer Set 25

Executive Compensation

Relative to Size (cont'd)

KBS Strategic Opportunity REIT

Looking back at the last four years, and forward for 2018, it seems the only compensation plan that was on-par with the peer set was during 2017. This compensation plan is a convenient historical outlier. Going forward, performance-based components embedded within the overall executive compensation structure offer outsized compensation for achieving just average, or below-average performance versus peers for 2018.

Pay of Top 3 Named Executives[1] as a Ratio to Size of Company[2] vs. Peer Sets

(Compensation as % of Enterprise Value)



SNL Peer Set Average (3)
SNL Peer Set Average
WSR
2.70%*
0.36%
0.63%
0.22%
0.15%
0.21%
0.19%
0.17%
2014
2015
2016
2017
Overlap Peer Set Average (3)
Overlap Peer Set Average
WSR
2.70%*
0.36%
0.63%
0.22%
0.20%
0.23%
0.28%
0.22%
2014
2015
2016
2017
Proxy Peer Set Average (3)
Proxy Peer Set Average
WSR
2.70%*
0.36%
0.63%
0.22%
0.22%
0.25%
0.24%
0.21%
2014
2015
2016
2017
WSR 2018 Scenarios (4)
WSR
0.44%
0.49%
0.59%
2018 Worst
2018 Base
2018 Best

While 2018 executive compensation can't be known for another year, based on the compensation plan structure, management is expecting to again be paid handsomely vs. peers.

Source: SNL, Public Filings, Bloomberg

*Not to scale

(1) Pay of Top Named Executives is the addition of Total Compensation for the CEO and up to two other top executives as reported in the proxy statements

(2) Size of Company is the enterprise value at the end of the period

(3) The Peer Average is derived by dividing Top 3 Executive Compensation of the peer companies into their respective end-of-year enterprise values

(4) Compensation scenarios, as set forth by the Company, represent 2018 potential compensation, as a percentage of its end-of-year 2017 enterprise value

See Appendix for peer set information

26

Source: SNL, Public Filings, Bloomberg (1) Pay of Top Named Executives is the addition of Total Compensation for the CEO and up to two other top executives as reported in the proxy statements from the periods from 2014 to 2017. (2)Reported G&A is as of the end of year 2017 (3)Reported CEO Comp and NOI is as of the end of year 2017 FRT reporting for 2014 included two executives; adjustments were not made as it was deemed immaterial to the broader analysis GOOD is excluded from the analysis as their compensation format (externally-advised) is not comparable See Appendix for peer set information Executive Compensation Relative to G&A and NOI The remuneration of the top 3 executives at Whitestone takes about 35% of their overall G&A, which sits at the higher-end of the peer sets. Viewing the CEO’s compensation as a percentage of Net Operating Income (NOI) shows that its relative remuneration has been far in excess of all Whitestone’s peers over the last four years. 41% 22% 20% 13% $3.9 $3.7 $5.3 $2.4 47% 41% 37% 30% 27% 26% 23% 20% 14% 13% 10% 9% $6.6 $12.6 $8.0 $8.4 $9.2 $9.5 $9.4 $1.2 $9.7 $11.1 $11.3 $7.7 35% $7.9 0% 5% 10% 15% 20% 25% 30% 35% 40% 45% 50% SNL Peer Set Overlap Peer Set Proxy Peer Set Pay of Top 3 Named Executives(1) Relative to G&A(2) Top 3 Exec Comp as & of G&A (left axis) Top 3 Compensation (Right axis in millions) CEO Compensation Relative to NOI(3) 43% 35% 29% 28% 26% 22% 21% 19% 5% $4.1 $3.4 $2.3 $9.1 $3.0 $7.4 $6.4 $3.0 $.3 $0m $2m $4m $6m $8m $10m $12m $14m $16m $18m $20m 2.4% 3.4% 1.9% 1.2% 3.8% 1.3% 1.2% 2.1% 1.0% 0.6% 0.7% 0.6% 7.1% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 3.1% 1.6% 1.8% 0.6% 4.1% 0.6% 1.3% 2.3% 2.4% 2.2% 1.8% 1.4% 0.1% 27

Source: SNL, Public Filings, Bloomberg
(1)Pay of Top Named Executives is the addition of Total Compensation for the CEO and up to two other top executives as reported in the proxy statements
The analysis was performed for the periods from 2014 to 2017, and the results were derived using a weighted average calculation based on the peer companies’ enterprise values at the end of each period
FRT reporting for 2014 included two executives; adjustments were not made as it was deemed immaterial to the broader analysis
(2)Size of Company is the straight average of last four years enterprise value
(3)Total Return is for the period 4/10/14 to 4/10/18
See Appendix for peer set information
Executive Compensation
Relative to Return
Over the past four years, Whitestone’s total returns have been in the middle-of-the-pack relative to peers. If average performance is expected to result in average compensation, Whitestone has been an outlier. Viewing senior management’s compensation relative to the size of Whitestone shows that management realizes total compensation far in excess of its peers.
WSR
0.0%
0.1%
0.2%
0.3%
0.4%
0.5%
0.6%
0.7%
0.8%
0.9%
-15% -10% -5% 0% 5% 10% 15%
Pay of Top 3 Named Executives(1)
as a Ratio to Size of Company(2)
Total Return(3)
Pay of Top 3 Named Executives as a Ratio to Size of Company(1)
vs. Historical Total Return(3)
(Last Four Years)
SNL Peer Set Proxy Peer Set Overlap Peer Set
28

GOOD is excluded from the analysis as their compensation format (externally-advised) is not comparable Executive Compensation Golden Parachute Whitestone’s executive compensation plan includes egregiously large payouts to management in the event of a Change in Control (CIC). CIC payments to the top 3 Named Executive Officers (NEOs) represent nearly 2% of Enterprise Value, the thirdworst in their shopping center peer group. This level of compensation is comparable to that of companies nearly 10x larger, like Kimco and Brixmor. $28m $28m $22m $20m $34m $23m $17m $11m $2m $34m $14m $26m $14m $23m $16m 2% 2% 2% 1% 1% 0% 0% 0% 0% 0% 0% 0% 0% 0% 0% 0% 1% 1% 2% 2% 3% $0m $5m $10m $15m $20m $25m $30m $35m $40m CDR UBA WSR RPT AKR RPAI ROIC KRG WHLR REG WRI FRT DDR KIM BRX Golden Parachute (Top 3 NEOs) % of Enterprise Value 29

Executive Compensation

Compensation Plan Structure

KBS Strategic Opportunity REIT

During Whitestone's most recent earnings call, management noted on several occasions that its compensation program was recently changed to become more shareholder friendly. However, when evaluating the components of the compensation plan, it appears that management is now earning less performance-based compensation and more time-based compensation.

2017	Guaranteed	Short-Term	Long-Term
Base Salary	33%		
Annual Incentives (Performance Based)		8%	
Long-Term Incentives (Time Based)			0%
Long-Term Incentives (Performance Based)			59%
Total	33%	8%	59%



33%
8%
59%

2018	Guaranteed	Short-Term	Long-Term
Base Salary	21%		
Annual Incentives (Performance Based)		20%	
Long-Term Incentives (Time Based)	30%		
Long-Term Incentives (Performance Based)			30%
Total	51%	20%	30%
	Higher	Higher	Lower



21%
30%
20%
30%
Base Salary
Annual Incentive
LT (Time-Based)
LT (Performance-Based)
Performance-Based

Annual Incentives
Performance targets have been adjusted to disproportionally reward average, to below-average performance relative to peers.

Time-Based LT Incentives
Management has claimed this component of compensation **to be "at risk"** along with other performance-based components, yet it appears to be **a guaranteed amount** awarded quarterly and vested over time.

Performance-Based LT Incentives
Company performance is measured by relative Total Shareholder Return (TSR). **Full** target bonus is awarded for **average** relative returns.

Source: Public Filings

30

Source: SNL, Public Filings, Bloomberg
(1)Refers to base salary for all Named Executive Officers (NEOs) as a percentage of total compensation
(2)Performance ranking percentile relative to Company-defined peer set
See Appendix for peer set information
Executive Compensation
Compensation Plan Structure (cont’d)
Performance-based components embedded within the overall executive compensation structure offer outsized compensation for achieving just average, or below-average performance versus peers. When rolling everything together, management’s worst-case 2018 compensation appears to be roughly twice the 2017 peer average as a percentage of enterprise value.
1. Base Salary
2. Annual Incentive
3. Long-Term Time & Performance-Based Incentives
Despite a 50% raise among two of the
top three executives, salary as a
percent of total compensation actually
decreased due to outsized growth in
other incentives.
The performance thresholds set for
management award the highest
incentive for delivering below-average
results.
While the value of time-based
incentives are fixed and vested over
three years, the performance-based component has the potential to be awarded between 0%-200% of the stated target amount. The multiples applied to the target amount for delivering relative Total Shareholder
Returns (TSR) is aggressive
compared to peers.
Peer Averages
Best Worst SNL Peer Set Proxy Peer Set
Debt-to-EBITDA 7.5x 8.3x 6.5x 7.0x
G&A as % of Revenue 13.5% 15.0% 7.9% 7.6%
FFO Core per Share $1.45 $1.30 N/A N/A
2017 2018% Î”
James C. Mastandrea (CEO) $400,000 $600,000 50.0%
David K. Holeman (CFO) $250,000 $375,000 50.0%
Christine J. Mastandrea (EVP) $220,000 $300,000 36.4%
As % of Total Compensation (1) 33.0% 21.0%
Executive Time-Based Perf-Based Total
James C. Mastandrea (CEO) $1,000,000 $1,000,000 $2,000,000
David K. Holeman (CFO) $475,000 $475,000 $950,000
Christine J. Mastandrea (EVP) $230,000 $230,000 $460,000
Three-Year Relative TSR(2) 90th 75th 50th 35th < 35th
WSR Incentive Multiple 2.0 1.5 1.0 0.5 0.0
31

Appendix
32

*GOV was used in place of FPO, because FPO was acquired by GOV in 2017
Appendix
First Full Year Timeline
Peer 2010 2011 2012 2013 2014 2015 2016 2017
WSR
REG
WRI
SNL Peer Set
Subject
Proxy Peer Set
Overlap
ROIC
FRT
UE
RPAI
KRG
AKR
BRX
KIM
DDR
WHLR
CDR
BFS
RPT
UBA
ADC
CUZ
GOV
GOOD
GPT
IRET
MNR
OLP
PSB
STAG
Total Return, Operating Performance Data and Executive Compensation Data Available
No Data Available, or Not Applicable
Total Return and Operating Performance Data Available, Executive Compensation Not Available
N/A
33

Contact Information
Contact:
Morrow Sodali LLC
(800) 662-5200
KBS@morrowsodali.com
or visit
www.enhancewhitestone.com
34